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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements on Form S-8 Nos. 333-48612 and 333-83331 of MP3.com, Inc. and in the related Prospectus of our report dated January 24, 2001, with respect to the consolidated financial statements and schedule of MP3.com, Inc. included in the Annual Report on Form 10-K for the year ended December 31, 2000.



                                                        ERNST & YOUNG LLP


San Diego, California
January 30, 2001